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                                                                     Exhibit 4.7

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                          DATED AS OF NOVEMBER 25, 2002

                                  BY AND AMONG

                         CONCORDE CAREER COLLEGES, INC.

                                       AND

                       THE STOCKHOLDERS IDENTIFIED HEREIN

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                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

          This AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of November 25, 2002 (this "Agreement") by and among CONCORDE CAREER COLLEGES, INC., a Delaware corporation (the "Company"); the parties identified on the signature pages under the heading "Cahill, Warnock Parties" (the "Cahill, Warnock Parties"); and the parties identified on the signature pages under the heading "Other Holders" (collectively, the "Other Holders"). The Cahill, Warnock Parties and the Other Holders are referred to herein collectively as the "Securityholders."

          WHEREAS, the Company entered into a Convertible Preferred Stock Purchase Agreement, dated February 25, 1997 and amended on March 20, 1997 (the "Stock Purchase Agreement"), with the Cahill, Warnock Parties, pursuant to which the Cahill, Warnock Parties acquired shares of the Company's Convertible Preferred Stock on the terms and conditions set forth therein;

          WHEREAS, the Company issued and sold, and the Cahill, Warnock Parties purchased, Debentures and Warrants pursuant to Debenture and Warrant Purchase Agreements, between the Company and the Cahill, Warnock Parties, each dated February 25, 1997;

          WHEREAS, the Estate of Robert F. Brozman sold, and the Cahill, Warnock Parties purchased, 500,000 shares of common stock of the Company, pursuant to a Stock Purchase Agreement, dated February 25, 1997, between the Company and the Cahill, Warnock Parties;

          WHEREAS, on the date hereof, each Securityholder owns the shares of capital stock of the Company or options exercisable for shares of capital stock of the Company set forth opposite its name on Exhibit A hereto;

          WHEREAS, the Securityholders desire to enter in this Agreement with the Company;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

                    1.1 Defined Terms. The following terms are defined as follows:

          "Qualified Offering" shall mean the consummation of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the net proceeds of the public offering price equals or exceeds $20 million and (ii) the public offering price per share of Common Stock equals or exceeds $8.00.

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          "Sale of the Company" shall mean (i) consummation of a merger or consolidation of the Company with or into another person that is not a parent or subsidiary of the Company as a result of which those persons who were stockholders of the Company immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock of the surviving or resulting corporation, (ii) the consummation of the sale or other disposition of a majority of the outstanding shares of voting capital stock of the Company to a person that is not a parent or subsidiary of the Company or
(iii) the consummation of the sale or other disposition of all or substantially all of the Company's assets to a person that is not a parent or subsidiary of the Company.

          "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Shares" shall mean any shares of capital stock of the Company, including, without limitation, Common Stock and Convertible Preferred Stock, now or hereafter issued.

          "Subsidiary" shall mean any corporation of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

                                   ARTICLE 2.

                                BOARD; COMMITTEE

                   2.1 Number and Election of Directors.

              (a) Number of Directors. Each Securityholder, who is a party to this Agreement shall vote or cause to be voted all shares of capital stock owned by it over which it has voting control and the Company shall take all necessary or desirable actions within its control so as to elect not more than six (6) directors to the Board of Directors (the "Directors") which shall consist of (i) four directors nominated by the Board of Directors or by the holders of a majority of the shares of Common Stock in accordance with the Company's Bylaws and who shall serve until their successors are duly elected and qualified, (ii) David L. Warnock ("Warnock") or, in the case of Warnock's death or disability, such person designated by the holders of a majority of the Shares held by the Cahill, Warnock Parties, who shall serve for a term of two (2) years, and (iii) Jack L. Brozman ("Brozman"), who shall serve so long as Brozman is President of Company. All such action shall have been taken as may be necessary to elect such a Board of Directors of the Company effective upon the Closing of this Agreement.

              (b) Election of Nominees. At each annual meeting of stockholders of the Company or any special meeting called for the purpose of electing directors of the Company (or by consent of stockholders in lieu of any such meeting) or at such other time or times as the Securityholders may agree, the Securityholders shall vote all of their respective Shares entitled to vote in favor of the election of all of the persons nominated in accordance with Section 2.1(a) and no other person.

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               2.2  Removal of Directors. No Securityholder shall vote any
     Shares in favor of the removal of a director nominated by one or more of the other Securityholders hereunder unless the right of any such Securityholder to so designate such director shall no longer exist; provided, however , that upon the request of the Securityholders holding a majority of the Common Stock to remove a director previously nominated by such persons, the Securityholders shall vote all of their Shares in favor of (i) the removal of such director and (ii) the election of any replacement director as may be designated by such Securityholder(s).

               2.3 Vacancies. If any vacancy occurs in the Board because of death, disability, resignation, retirement or removal of a director in accordance with this Agreement, the Securityholder that nominated the person creating such vacancy shall nominate a successor, and all Securityholders shall vote their Shares in favor of the election of such successor to the Board. Any vacancy that occurs shall be filled as promptly as possible upon the request of the group having the right to nominate a person to fill such vacancy.

               2.4 Proxies. Neither the Company nor any Securityholder shall give any proxy or power of attorney to any person or entity that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's stockholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Agreement.

               2.5 Compensation. Each Director shall be reimbursed by the Company for all direct out-of-pocket expenses reasonably incurred in connection with their services as directors and each Director shall receive from the Company an annual director's fee.

               2.6 Insurance. The Company agrees to obtain and maintain insurance, in an amount acceptable to the Directors, to indemnify each Director against any liability incurred by him or her arising as a result of his or her acting as a director of the Company.

                                   ARTICLE 3.

                               TRANSFER OF SHARES

               3.1  Restrictions on Transfer.

            (a) So long as this Agreement is in effect, no Securityholder shall sell, assign, transfer, give, encumber, pledge, hypothecate or in any other way dispose of any Shares or options exercisable for Shares (any of which being a "Transfer"), except as provided in this Agreement.

            (b) Each Securityholder agrees that it will not Transfer any of its Shares or options exercisable for Shares except as permitted under the Securities Act or applicable state securities laws or any rule or regulation promulgated thereunder. No

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Transfer in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no force or effect. Subject to the terms of this Agreement, the Securityholders shall be entitled to exercise all rights of ownership of their Shares and any such options, and the transferability of any such options shall, in addition to the terms hereof, be subject to the terms and conditions contained therein.

               3.2 Certain Permitted Transfers. The Company and the Securityholders acknowledge and agree that any of the following Transfers shall be deemed to be in compliance with this Agreement (and not subject to the restrictions on transfer contained in Sections 3.3 and 3.4):

           (a) a Transfer through a sale pursuant to an effective registration statement under the Securities Act or Rule 144 thereunder;

           (b) a Transfer from the Cahill, Warnock Parties to any of their partners, limited partners or employees;

           (c) subject to Section 7.5 hereof, a Transfer upon the death of a Securityholder to his executors, administrators and testamentary trustees; and

           (d) subject to Section 7.5 hereof, a Transfer of Shares made for nominal consideration or as a gift in compliance with applicable federal and state securities laws to the Securityholder's spouse, parents or issue or to a trust, the beneficiaries of which, or to a corporation or partnership the stockholders or partners of which, include only the Securityholder and such Securityholder's spouse or issue (any such transferee, together with any transferee pursuant to this Section 3.2, being a "Permitted Transferee").

               3.3 Tag-A-Long. If at any time prior to a Qualified Offering, any of the Securityholders wish to sell any Shares (the "Subject Shares") owned by it (the "Selling Party") to any person or entity (the "Purchaser") other than the Permitted Transferees, the other remaining Securityholders (the "Remaining Securityholders") shall have the right to offer for sale to such Purchaser, as part of such sale by the Selling Party, the same proportion of the Shares owned by the Remaining Securityholders as the proposed sale represents with respect to the total number of Subject Shares that the Selling Party owns or has the right to acquire pursuant to outstanding options, warrants or convertible securities at the same price per Share and on the same terms and conditions as involved in such sale by the Selling Party. The Selling Party shall notify the Remaining Securityholders of the terms and conditions, including price, on which the Selling Party proposes to sell to the Purchaser ("Offer"). Each of the Remaining Securityholders shall notify the Selling Party of its intention to sell any Shares pursuant to the terms of the Offer as soon as practicable after receipt of the Offer, but in no event later than 30 days after receipt thereof. The Selling Party and the Remaining Securityholders intending to sell Shares hereunder (a "Participating Securityholder") shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Subject Shares proposed to be sold by them at not less than

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     the price per Share and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer; provided, however, that any purchase of less than all of such Subject Shares by the Purchaser shall be made from the Selling Party and each Participating Securityholder pro rata based upon the number of Shares proposed to be sold by each.

               3.4 Put Option. In the event a Participating Securityholder is not permitted to participate or is otherwise excluded from participating in the sale of its Subject Shares pursuant to and in accordance with the terms and conditions set forth in Section 3.3 (including, without limitation, the Participating Securityholder failing to give notice as required thereunder), the Participating Securityholder shall have the right, but not the obligation, to require the Selling Party to purchase from such Participating Securityholder the same amount of Shares the Participating Securityholder is entitled to sell pursuant to the terms and conditions of
     Section 3.3.

                                   ARTICLE 4.

                                   TERMINATION

          This Agreement shall terminate automatically upon the consummation of
(a) a Qualified Offering, or (b) a Sale of the Company.

                                   ARTICLE 5.

                                 REPRESENTATIONS

               5.1 Representation of Company. The execution, delivery, and performance by the Company of this Agreement and all other agreements in connection with this Agreement required to be executed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and all other agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or by-laws or any indenture, lease, agreement or other instrument to which the company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

               5.2 Representation of Cahill, Warnock Purchasers. The execution, delivery, and performance by the Cahill, Warnock Parties of this Agreement and all other agreements required to be executed by the Cahill, Warnock Parties and the consummation by the Cahill, Warnock Parties of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action. This

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     Agreement and all other agreements have been duly executed and delivered by the Cahill, Warnock Parties and constitute valid and binding obligations of the Cahill, Warnock Parties enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Cahill, Warnock Parties will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any agreements applicable to the Cahill, Warnock Parties.

               5.3 Representation of the Brozman Trust. The execution, delivery, and performance by the Trustee of the Robert F. Brozman Trust Under Agreement dated December 28, 1989 (the "Brozman Trust") of this Agreement and all other agreements required to be executed by the Trustee of the Brozman Trust and the consummation by the Trustee of the Brozman Trust of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action by the Brozman Trust. This Agreement and all other agreements have been duly executed and delivered by the Trustee of the Brozman Trust and constitute valid and binding obligations of the Brozman Trust enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and all other agreements and compliance with their provisions by the Brozman Trust will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any applicable agreements applicable to the Brozman Trust.

                                   ARTICLE 6.

                                    COVENANTS

               6.1 Registration Rights. In the event the S-3 registration statement filed with the Securities and Exchange Commission (the "Commission") under Rule 415 of the Securities Act in connection with that certain Conversion and Exchange Agreement by and among the Cahill Warnock Parties and the Company, dated of even date herewith, does not remain effective prior to the sale of all shares of Common Stock registered thereunder, the holders of such Common Stock (the "Conversion Parties") shall have the right, but not the obligation, to:

          (a) Demand Registration. At any time and from time to time, request, in writing, that the Company cause the registration of all or at least 250,000 shares of the Common Stock issued (the "Demand"). The Company shall promptly thereafter (and in any event within 10 days after its receipt of such Demand) cause to be prepared an amended registration statement, file the amended registration statement within 60 days after the date of such request (45 days in the case of a Form S-3) (using Form S-3 or other "short form," if available and advised by counsel), to the end that such Common Stock may be sold thereunder as soon as it becomes effective, and the Company will use

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     its reasonable best efforts to ensure that a distribution of the Common
     Stock pursuant to the amended registration statement may continue for up to nine months from the date of the effective date of the amended registration statement. Such registration shall hereinafter be called a "Demand Registration." The Demand Registration includes the right of the Conversion Parties to require the Company to file a registration statement on Form S-3 (or if Form S-3 is unavailable to the Company, such other form as is available) for an offering to be made on a continuous basis pursuant to a "shelf" registration statement under Rule 415 promulgated under the Securities Act. The Conversion Parties shall be entitled to request one Demand Registration. A Demand Registration shall not count as such until a registration statement becomes effective and remains effective for nine months or until all of the shares thereunder are sold; provided, that if, after it has become effective, the offering pursuant to the registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental authority, such registration be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed. The Conversion Parties shall select the underwriters of any offering pursuant to a registration statement filed pursuant to this
     Section 6.1(a), subject to the approval of the Company, which approval shall not be unreasonably withheld. Any selected underwriter shall be a well-recognized firm in good standing.

               (b) "Piggyback" Registration Rights. Subject to applicable stock exchange rules and securities regulations, at least 30 days prior to any public offering of any of its Common Stock for the account of the Company or any other person (other than a registration statement on Form S-4 or S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities Act), other than pursuant to the exercise of any Demand Registration pursuant to Section 6.1(a), the Company shall give written notice of such proposed filing and of the proposed date thereof to the remaining Securityholders and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from any such Securityholder requesting that the Company include among the securities covered by such registration statement any Shares of Common Stock, or the exercise of options to purchase Common Stock owned by such Securityholder for offering for sale in a manner and on terms set forth in such request, the Company shall include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Each such registration shall hereinafter be called a "Piggyback Registration." The Company shall select the underwriters of any offering pursuant to a registration statement filed pursuant to this
     Section 6.1(b), subject to the approval of the Securityholders, which approval shall not be unreasonably withheld.

               (c) Terms, and Conditions of Registration or Qualification. In connection with any registration statement filed pursuant to Sections 6.1(a) or 6.1(b) hereof, the following provisions shall apply.

                    (i) The obligations of the Company to use its reasonable best efforts to cause the registration of Shares under the Securities Act are subject to

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          the limitation, condition and qualification that the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days in any one year period) the filing of any registration statement otherwise required to be filed by it if the Company in good faith determines that such registration and offering would (A) interfere with any financing, acquisition, corporate reorganization or other material transaction or event involving the Company or any of its subsidiaries or (B) require premature disclosure thereof or of conditions, circumstances or events affecting the Company or the Company's industry which are not yet fully developed or ripe for disclosure, in which event the Company shall promptly give the Securityholders requesting registration thereof written notice of such determination and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Securityholders requesting registration shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Securityholders are entitled under this Agreement.

                    (ii) If the managing underwriter advises that the inclusion in such registration or qualification of some or all of the Shares sought to be registered exceeds the number (the "Saleable Number") that can be sold in an orderly fashion or without adversely affecting the offering, then the number of Shares offered shall be limited to the Saleable Number and shall be allocated as follows:

                          (A) If such registration is being effected pursuant to
               a Piggyback Registration, (1) first, all the Shares the Company (or in the exercise of demand registration rights by other stockholders of the Company, the selling stockholder(s) exercising such rights) proposes to register and (2) second, the difference between the Saleable Number and the number to be included pursuant to clause (1) above, allocated to the Securityholders pro rata on the basis of the relative number of Shares offered for sale by each Securityholder; and

                          (B) if such registration is being effected pursuant to
               a Demand Registration, (1) first, the entire Saleable Number allocated first to the Conversion Parties pro rata on the basis of the relative number of Shares offered for sale by each such Conversion Party, and then among all other selling Securityholders pro rata on the basis of the relative number of Shares offered for sale by each such Securityholder and (2) second, the difference (if positive) between the Saleable Number and the number to be included pursuant to clause (1) above, allocated to the Company.

                    (iii) The selling Securityholders will promptly provide the Company with such information as the Company shall reasonably request in order to prepare such registration statement and, upon the Company's request, each selling Securityholder shall provide such information in writing and signed by such holder and stated to be specifically for inclusion in the registration statement. In the event that the distribution of the Shares covered by the registration statement shall be effected by means of an underwriting, the right of any selling Securityholder to include its Shares in such registration shall be conditioned on such holder's execution and delivery of a customary underwriting agreement with respect thereto; provided, however, that except with respect to information concerning such holder and such holder's intended manner of distribution of the Shares, no selling Securityholder shall be required (as a selling Securityholder exercising registration rights) to make any representations or warranties in such agreement as a condition to the inclusion of its Shares in such registration.

               (iv) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 6.1(a), including the fees and disbursements of one counsel for the selling Securityholders.

               (v) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 6.1(b), excluding (A) the fees and disbursements of counsel for the selling Securityholders, and (B) the underwriting fees, discounts or commissions with respect to Shares of the selling Securityholders, which shall be borne by the selling Securityholders.

               (vi) Following the effective date of such registration statement, the Company shall, upon the request of the selling Securityholders, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act or such other securities laws where the registration statement or prospectus has been filed and such other documents as are referred to in the registration statement as shall be requested by the selling Securityholders to permit such holders to make a public distribution of their Shares, provided that the selling Securityholders furnish the Company with such appropriate information relating to such holders' intentions in connection therewith as the Company shall reasonably request in writing.

               (vii) The Company shall prepare and file such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or such other securities laws where the registration statement has been filed with respect to the offer and sale or other disposition of the shares covered by such registration statement during the period required for distribution of the Shares, which period shall not be in excess of nine (9) months from the effective date of such registration statement.

               (viii) The Company shall use its reasonable best efforts to register or qualify the Shares of the selling Securityholders covered by any such registration statement under such securities or Blue Sky laws in such jurisdictions as the Securityholders may reasonably request; provided, however, that the Company shall not be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified in order to comply with such request.

               (ix) In connection with any registration pursuant to Article 6, the Company will as expeditiously as possible:

                      (A) cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Securityholders to consummate the disposition of such Shares;

                      (B) notify each selling Securityholder at any time of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                      (C) cause all Shares covered by the registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and, unless the same already exists, provide a transfer agent, registrar and CUSIP number for all such Shares not later than the effective date of the registration statement;

                      (D) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the voting power of the Shares being sold or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

                      (E) make available for inspection by any selling Securityholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, provided that such Inspectors shall have first executed and delivered to the Company a confidentiality agreement in customary form protecting the confidentiality of such information;

                      (F) obtain "cold comfort" letters and updates thereof from the Company's independent public accountants and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered by "cold comfort" letters and opinion of counsel, respectively, as the holders of a majority of the voting power of the Shares of the selling Securityholders shall reasonably request; and

                      (G) otherwise comply with all applicable rules and regulations of the Commission, and make available to its Securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

               (x) Each selling Securityholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(c)(ix)(B), such holder will forthwith discontinue disposition of its Shares pursuant to the registration statement covering such Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by such Section 6.1(c)(ix)(B) and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Shares current at the time of receipt of such notice.

          (d) Exceptions to Registration Obligations. The Company, however, shall not be required to effect any registration of Shares pursuant to Section 6.1(a) or Section 6.1(b) hereof if it shall deliver to the selling Securityholders requesting such registration an opinion of counsel reasonably satisfactory to such selling Securityholder to the effect that all such Shares held by such selling Securityholder may be sold in the public market pursuant to Rule 144(k) and without registration under the Securities Act and any applicable state securities laws.

          (e)  Transfer Restrictions. The transfer restrictions contained in
Article 3 of this Agreement shall not apply to any offering of Shares pursuant to this Section 6.1.

          (f)  Indemnification.

               (i) In the event of the registration or qualification of any Shares of the Securityholders under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 6.1, the Company agrees to indemnify and hold harmless each Securityholder (including its officers, directors, members, stockholders, partners, legal counsel and accountants) thereby offering such Shares for sale (a "Seller"), underwriter, broker or dealer, if any, of such Shares, and each other person, if any, who controls any such Seller, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Securityholders, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each such Securityholders, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Securityholders, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto or violation in reliance upon and in conformity with written information furnished to the Company by such Securityholders, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof; and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter.

               (ii) In the event of the registration or qualification of any Shares of the Securityholders under the Securities Act or any other applicable securities laws for sale pursuant to the provisions of this
     Section 6.1, each selling Securityholder, each underwriter, broker and dealer, if any, of such Shares, and each other person, if any, who controls any such selling Securityholder, underwriter, broker or dealer within the meaning of the Securities Act, agrees severally, and not jointly to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each such Securityholders, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Securityholders, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, which untrue statement or omission or violation was made therein in reliance upon and in conformity with written information furnished to the Company by such selling Securityholder, underwriter, broker, dealer or controlling person specifically for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no selling Securityholder will be liable under this Section 6.1(f)(ii) for any amount in excess of the net proceeds paid to such selling Securityholder of Shares sold by it unless such liability arises from such written information furnished to the Company with knowledge of its misleading nature or an intent to defraud.

               (iii) Promptly after receipt by a person entitled to indemnification under this Section 6.2(f) (an "indemnified party") of notice of the commencement of any action or claim relating to any registration statement filed under Section 6.1(a) or 6.1(b) or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other parry hereto (an "indemnifying party"), give written notice to such indemnifying party of the commencement of such action or claim, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than pursuant to the provisions of this Section 6.2(f) and shall also not relieve the indemnifying party of its obligations under this
     Section 6.2(f) except to the extent that the indemnifying party is actually prejudiced thereby. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no indemnifying party shall enter into any settlement agreement without the prior written consent of the indemnified party unless such indemnified party is fully released and discharged from any such liability. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it that are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the indemnifying party) shall be borne by the indemnifying party. If, in any such case, the indemnified parry employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party and the indemnified party shall assume such defense and/or settle such action; provided, however, that an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE 7.

                                  MISCELLANEOUS

               7.1 Certificate Legend. Upon execution of this Agreement, the stock certificates representing Shares held by the Stockholders shall contain substantially the following legend, in addition to any other legends deemed reasonably appropriate or necessary by the Company:

     "This certificate is transferable only upon compliance with and subject to the provisions of a Stockholders' Agreement among the Company and certain Securityholders, a copy of which Agreement is on file in the office of the Secretary of the Company at its principal place of business. The Company will furnish a copy of such Agreement to the record holder of this Certificate, without charge, upon written request to the Company at its principal place of business or registered office."

               7.2 Negotiable Form. Whenever any Shares are to be delivered or sold pursuant to this Agreement, the person selling such Shares shall deliver such certificates or other instruments duly endorsed or accompanied by appropriate stock powers or assignments separate from the certificate or instrument.

               7.3 Enforcement. No Shares shall be Transferred on the books of the Company and no Transfer thereof shall be effective unless and until the terms and provisions of this Agreement are complied with, and in cases of violation of this agreement by the attempted Transfer of the Shares without compliance with the terms and provisions thereof, such Transfer shall be invalid and of no effect, and the Company and/or any of the Securityholders who are not attempting to Transfer the Shares shall have the right to compel the Securityholder who is attempting to Transfer the Shares, and/or the purported transferee, to Transfer and deliver the same in accordance with the applicable provisions of this Agreement.

               7.4 Specific Performance. The parties hereto recognize that it is to the benefit of the Company and the Securityholders that this Agreement be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase or sell any Shares arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

               7.5 Transferees. The Company and the Securityholders shall cause any transferee of any Shares or options exercisable for shares held by any Securityholder to execute a consent, in form and substance reasonably acceptable to the Company, to be bound by the terms and conditions of this Agreement and upon execution thereof such future Securityholder shall be entitled to the rights of an owner of the Shares held by such transferee hereunder, provided that the foregoing shall not apply to Shares that have been sold pursuant to an effective registration statement under the Securities Act or Rule 144 thereunder.

               7.6 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by telecopier or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as any such party may notify to the other parties in writing:

          (a)  if to the Company:

               CONCORDE CAREER COLLEGES, INC.
               MISSION CORPORATE CENTRE
               5800 FOX RIDGE DRIVE, SUITE 500
               MISSION, KANSAS 66202
               ATTN: JACK L. BROZMAN

               WITH A COPY TO:

               BRYAN CAVE LLP
               3500 ONE KANSAS CITY PLACE
               1200 MAIN STREET
               KANSAS CITY, MISSOURI  64105
               ATTN: THOMAS W. VAN DYKE

          (b)  if to the Cahill, Warnock Parties:

               C/O CAHILL, STRATEGIC PARTNERS, L.P.
               ONE SOUTH STREET, SUITE 2150
               BALTIMORE, MARYLAND 21202
               ATTN: DAVID WARNOCK
               FACSIMILE NO.: (410) 895-3805

               WITH A COPY TO:

               WILMER, CUTLER & PICKERING
               1600 TYSONS BLVD.
               MCLEAN, VIRGINIA 22102
               ATTN: GREGORY J. EWALD, ESQUIRE
               FACSIMILE NO.: (703) 251-9797

          (c) if to any of the Other Holders, to the respective Other Holder as set forth below:

               JACK L. BROZMAN
               8607 CEDAR
               PRAIRIE VILLAGE, KANSAS 66207

               THE BROZMAN TRUST
               C/O JACK L. BROZMAN

               MISSION CORPORATE CENTRE
               5800 FOX RIDGE DRIVE, SUITE 500
               MISSION, KANSAS 66202

A NOTICE OR COMMUNICATION WILL BE EFFECTIVE (I) IF DELIVERED IN PERSON OR BY OVERNIGHT COURIER, ON THE BUSINESS DAY IT IS DELIVERED, (II) IF TRANSMITTED BY TELECOPIER, ON THE BUSINESS DAY OF ACTUAL CONFIRMED RECEIPT BY THE ADDRESSEE THEREOF, AND (III) IF SENT BY REGISTERED OR CERTIFIED MAIL, 3 BUSINESS DAYS AFTER DISPATCH.

               7.7 Binding Effect; Assignment. This Agreement, including the rights and conditions contained herein in connection with disposition of Shares, shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns permitted under this Agreement.

               7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

               7.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

               7.10 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

               7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

               7.12 Amendments; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and the Securityholders.

               7.13 Captions. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

        [BALANCE OF PAGE LEFT BLANK INTENTIONALLY -- SIGNATURE PAGE
                                  FOLLOWS]

                   STOCKHOLDERS' AGREEMENT SIGNATURE PAGE

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                         CONCORDE CAREER COLLEGES, INC.


                                         By: /s/ Jack L. Brozman
                                             --------------------
                                             Name:  Jack L. Brozman
                                             Title: President


                                         CAHILL, WARNOCK PARTIES:

                                         CAHILL, WARNOCK STRATEGIC PARTNERS
                                         FUND, L.P.

                                         By: CAHILL WARNOCK STRATEGIC
                                             PARTNERS, L.P., its General Partner

                                         By: /s/ David L. Warnock
                                             -----------------------------------
                                             Name:  David L. Warnock
                                             Title: a General Partner


                                         STRATEGIC ASSOCIATES, L.P.

                                         By: CAHILL, WARNOCK STRATEGIC PARTNERS,
                                         L.P., its General Partner


                                         By: /s/ David L. Warnock
                                             -----------------------------------
                                             Name:  David L. Warnock
                                             Title: A General Partner

                                         OTHER HOLDERS:


                                         JACK L. BROZMAN, in his individual
                                         capacity


                                         By:         /s/ Jack L. Brozman
                                              ----------------------------------


                                         ROBERT F. BROZMAN TRUST UNDER AGREEMENT
                                         DATED DECEMBER 28, 1989


                                         By:         /s/ Jack L. Brozman
                                              ----------------------------------
                                              Jack L. Brozman, Trustee

                                    S-2